             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                OF

                        PSB HOLDINGS, INC.


                       ____________________



     The annual meeting of shareholders of PSB Holdings, Inc. will be held at 3:00 p.m., Tuesday, April 20, 1999 at the Peoples State Bank Training Center, 2001 West Stewart Avenue, Wausau, Wisconsin for the following purposes:

 1. To elect 12 directors for terms which will expire at the annual meeting of shareholders to be held in 2000; and

 2. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 23, 1999 are entitled to notice of and to vote at the annual meeting of shareholders and any adjournment thereof.


                              By Order of the Board of Directors


                              Gordon P. Gullickson
                              President
 March 31, 1999




 SHAREHOLDERS ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING AND WISH TO VOTE THEIR SHARES IN PERSON MAY DO SO BY REVOKING THEIR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.


 PSB HOLDINGS, INC.                                      MARCH 31, 1999
 1905 W. STEWART AVENUE
 WAUSAU, WISCONSIN  54401


                          PROXY STATEMENT
                                FOR
                  ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD APRIL 20, 1999

                      SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of PSB Holdings, Inc. (the "Company") for use at the annual meeting of shareholders to be held on April 20, 1999, and at any adjournment thereof (the "Annual Meeting") for the purposes set forth in the foregoing notice.

     In addition to solicitation by mail, officers, directors and employees of the Company and its subsidiaries, none of whom will be compensated for such services, may solicit proxies in person or by telephone, facsimile, electronic mail or other forms of communication. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding proxy material to beneficial owners of the Company's common stock, will be borne by the Company.


                         VOTING OF PROXIES

     Each holder of the Company's common stock is entitled to one vote in person or by proxy for each share held of record on all matters to be voted upon at the Annual Meeting. Only shareholders of record on March 23, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Secretary of the Company.

     Brokers who are the holders of record of Company common stock for customers generally have discretionary authority to vote on certain routine matters. However, such brokers generally will not have authority to vote on other matters if they have not received instructions from their customers. In determining the vote of the shareholders on matters for which the broker does not have the authority to vote shares held of record by the broker, the shares will be recorded as a "broker non-vote."

                                     -1-

     Although there is no controlling Wisconsin precedent regarding the treatment of broker non-votes, the Company believes Wisconsin law provides for, and the Company intends to apply, the following principles with respect to broker non-votes and the other voting requirements for the matters to be presented to the Annual Meeting. The discussion of voting requirements assumes, with respect to each matter to be presented to shareholders, that a quorum is present.

     QUORUM.   For purposes of determining a quorum, shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum. Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.

     ELECTION OF DIRECTORS. Directors are elected by a plurality of the votes cast by the shares entitled to vote. For this purpose, a "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum of twelve directors to be chosen at the Annual Meeting. Shareholders may vote in favor of the nominees specified on the accompanying form of proxy or may withhold their vote as to one or more of such nominees. Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.

     A shareholder who executes a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company at the Company's principal office, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice to the presiding officer at the Annual Meeting.

     The persons named in the accompanying form of proxy will vote the shares subject to each proxy. The proxy in the accompanying form will be voted as specified by each shareholder, but if no specification is made, each proxy will be voted:

     (1) TO ELECT the 12 persons nominated by the Board of Directors to terms of office which will expire at the annual meeting of shareholders to be held in 2000 (see "Election of Directors");

     (2) IN THE BEST JUDGMENT of those named as proxies on the enclosed form of proxy on any other matters to properly come before the Annual Meeting.


                       ELECTION OF DIRECTORS

     The Company's articles of incorporation provide that the number of directors shall be determined by resolution of the Board of Directors, but that there shall be not less than five nor more than seventeen directors. The number of directors within these limits is set by resolution of the Board. Directors are elected each year to serve a

                                     -2-

 one-year term. Members of the Board of Directors also serve as members of the Board of Directors of the Company's subsidiary, Peoples State Bank (the "Bank").

     At the Annual Meeting, Leonard C. Britten, Gordon P. Connor,
 Patrick L. Crooks, William J. Fish, George L. Geisler, Charles A. Ghidorzi, Gordon P. Gullickson, Lawrence Hanz, Jr., Thomas R. Polzer, William M. Reif, Thomas A. Riiser, and Eugene Witter will each be candidates for election as a director to serve a term which will expire at the 2000 annual meeting of shareholders. Mr. Polzer is the nephew of Mr. Geisler. Each of the nominees has consented to serve if elected, but in case one or more of the nominees is not a candidate at the Annual Meeting, it is the intention of the persons designated as proxies on the accompanying form of proxy to vote for such substitute or substitutes as may be designated by the Board of Directors.

     The name, age, principal occupation or employment and other affiliations with respect to each nominee is set forth below.

                                                               Year Became a
 NAME AND AGE                   PRINCIPAL OCCUPATION        DIRECTOR OF THE COMPANY
 Leonard C. Britten, 85      Retired, Chairman of the Board        1995
                             of the Bank

 Gordon P. Connor, 61        Investor; President of Connor         1995
                             Management Corporation

 Patrick L. Crooks, 64       Attorney, Crooks, Low, Connell, &     1995
                             Rottier, S.C.

 William J. Fish, 48         Vice President of BILCO, Inc          1995
                             (McDonald's franchisee)

 George L. Geisler, 91       President of G.L.G. Inc.              1995

 Charles A. Ghidorzi, 54     President of C.A. Ghidorzi, Inc.      1997

 Gordon P. Gullickson, 70    President of the Company and          1995
                             the Bank

 Lawrence Hanz, Jr., 74      Vice President of Hanz Contractors    1995
                             Ready Mix

 Thomas R. Polzer, 56        Vice President, Secretary and
                             Treasurer                             1995
                             of M & J Sports, Inc.

                                     -3-

                                                                Year Became a
 NAME AND AGE                   PRINCIPAL OCCUPATION        DIRECTOR OF THE COMPANY

 William M. Reif, 56         President and CEO of Wausau           1997
                             Coated Products, Inc.

 Thomas R. Riiser, 63        President of Riiser Oil Company, Inc. 1995

 Eugene Witter, 75           Witter Farm Dairy, Inc.               1995

             COMMITTEES AND COMPENSATION OF DIRECTORS

 COMMITTEES AND MEETINGS

     The Board of Directors appoints an Audit & Examining Committee. The Board of Directors of the Bank appoints a Compensation & Pension
 Committee which serves in lieu of a committee of the Company's Board of Directors.

     During 1998, Messrs. Britten, Fish, Geisler, Hanz, Polzer, Reif, and Witter served as members of the Audit & Examining Committee. The Audit & Examining Committee held one meeting during 1998 to review the scope of the audit engagement for the Company, the range of audit and nonaudit fees, and bank regulatory examinations.

     The Board does not have a standing nominating committee. The functions of a nominating committee are performed by the Board which will consider nominations for directors submitted by shareholders. Recommendations concerning nominations with pertinent background information should be directed to the President of the Company.
 The Board has not adopted formal procedures with respect to nominee recommendations.

     The Company pays no compensation to its officers. All officers are full-time employees of the Bank. Messrs. Britten, Connor, Crooks, Geisler, Ghidorzi, Polzer, and Riiser served as members of the Bank's Compensation & Pension Committee in 1998. The Committee met three times during 1998 to review and recommend to the Board base salaries and bonus compensation of Bank officers. See "Executive Officer Compensation."

     During 1998, the Board of Directors of the Company met six times and the Bank's Board of Directors met thirteen times. All of the directors attended at least 75% of the aggregate number of meetings of the respective Boards of Directors and meetings of committees of the Board of Directors of the Bank on which they served.

                                     -4-

 COMPENSATION OF DIRECTORS

     Directors receive no compensation for service as directors of the Company, but receive $400 for each meeting of the Board of Directors of the Bank attended. Directors of the Bank also receive $300 for each meeting of the Bank's Loan Committee attended and $200 for each other committee meeting attended. Directors of the Bank are also eligible to receive a bonus at year end in a maximum amount of $4,800. The maximum bonus is reduced by $400 for each meeting of the Bank's Board of Directors not attended after the first absence. During 1998, no director received more than the standard arrangements described above.

     The Bank also maintains a non-qualified retirement plan for Bank directors. A Bank director who has served a minimum of 15 years on the Board of the Bank is entitled to receive a retirement benefit of 50% of the aggregate director fees and bonus received by the director during the five year period immediately preceding his retirement from the Board. Retirement benefits are payable in 20 quarterly installments except that in the event of death, accrued but unpaid benefits may be paid either in installments or in a lump sum.


               BENEFICIAL OWNERSHIP OF COMMON STOCK

     As of the Record Date, the Company had 883,235 shares of common stock outstanding.

     The following table sets forth, based on statements filed with the Securities and Exchange Commission or information otherwise known to the Company, the amount of common stock which is deemed beneficially owned as of the record date by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock of the Company.

                         Shares of Bank Stock     Percent of
     NAME AND ADDRESS    BENEFICIALLY OWNED          CLASS
     Caroline S. Mark         53,330                6.04%
     2003 Ridgeview Dr.
     Wausau, WI  54401

     The following table sets forth, based on statements filed with the Securities and Exchange Commission or otherwise made to the Company, the amount of common stock which is deemed beneficially owned as of the record date by the directors, nominees to become directors, each of the executive officers named in the summary compensation table, and all directors and officers as a group. The amounts indicated include, as applicable, shares held by businesses or entities controlled by the directors and shares held indirectly, in trust or otherwise, for the benefit of the directors and/or the director's spouse, children or other relatives sharing the same residence.

                                     -5-

                               Shares of stock     Percent of
     NAME                     BENEFICIALLY OWNED     CLASS
 Leonard C. Britten               3,680              *
 Gordon P. Connor                 7,265              *
 Patrick L. Crooks                6,368              *
 William J. Fish                  5,775              *
 George L. Geisler               18,964            2.15%
 Charles A. Ghidorzi               0                 *
 Gordon P. Gullickson             6,400              *
 Lawrence Hanz Jr.               44,070            4.99%
 Thomas R. Polzer                   595              *
 William M. Reif                  1,140              *
 Thomas A. Riiser                 8,575              *
 Eugene Witter                   10,000            1.13%
 David K. Kopperud                  335              *
 Kenneth M. Selner                4,660              *

 All directors and
 officers as a group
 (15 persons)                   118,577           13.43%

      *Less than 1%

      SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission ("SEC") require the Company's directors and officers and persons who own more than 10% of the

 Company's common stock ("reporting persons") to file reports of ownership and changes in ownership with the SEC. Reporting persons are also required by SEC regulations to furnish the Company with copies of all section 16(a) forms filed by them with the SEC. David K. Kopperud, who was an officer of the Company at the May 15, 1995 acquisition of the Bank, filed his initial statement of beneficial ownership on March 23, 1999. Mr. Kopperud has not had any reportable transactions in the Company's common stock. Based solely on a review of the copies of the forms received by the Company or upon written representations from certain of these reporting persons as to compliance with the section 16(a) regulations, the Company is of the opinion that for the 1998 fiscal year, all other filing requirements applicable to reporting persons were satisfied under section 16 and SEC regulations.

                                     -6-

                  EXECUTIVE OFFICER COMPENSATION

 SUMMARY COMPENSATION TABLE

     No compensation is paid by the Company to any of its officers. All executive officers of the Company are regular, full-time employees of the Bank. The table below sets forth compensation awarded, earned or paid by the Bank for services in all capacities during each of the three years ended December 31, 1998, 1997 and 1996, to the Bank's Chief Executive Officer ("CEO") and each executive officer of the Bank, other than the CEO, as of December 31, 1998, whose total annual salary and bonus compensation for the most recent fiscal year exceeded $100,000. Neither the Company nor the Bank maintain a long-term compensation plan or stock option or stock appreciation rights plan.


                    Summary Compensation Table

 Name and                                                       Other Annual    All Other
 Principal Position*      Year         Salary(1)      Bonus     Compensation  Compensation
 Gordon P. Gullickson     1998        $120,000       $ 85,000        $  0      $ 34,803(2)
 President and a director 1997        $118,000       $ 83,500        $  0      $ 35,450
                          1996        $115,000       $ 80,000        $  0      $ 12,600
 Kenneth M. Selner        1998        $ 76,500       $ 35,000        $  0      $ 13,892(3)
 Executive Vice President 1997        $ 74,000       $ 33,500        $  0      $ 13,565
                          1996        $ 71,500       $ 32,000        $  0      $  2,015
 David K. Kopperud        1998        $ 70,000       $ 30,000        $  0      $  6,735(3)
 Executive Vice President

       *    Position with Bank.
      (1) Includes compensation deferred by participants under the Bank's 401(k) plan.
      (2) Includes contributions under the Bank's defined contribution plans of $25,203 and directors fees of $9,600.
      (3)   Contributions under the Bank's defined contribution plans.

 COMMITTEE'S AND BOARD'S REPORT ON COMPENSATION POLICIES

     GENERAL

     Compensation policies are administered by the Compensation & Pension Committee of the Bank's Board of Directors (the "Compensation Committee"). The Bank's executive compensation policies are intended to attract and retain individuals who have experience in banking and to provide a level of compensation which is competitive with other banks. Although compensation data from the Wisconsin Bankers Association may be consulted for purposes of comparison, given the disparity of size among banks and the difficulty in drawing exact comparisons between the duties and responsibilities of officers of other banks, the determination of

                                     -7-

 appropriate compensation levels by the Compensation Committee is subjective.

     BASE SALARIES

     Base salaries are recommended by the President and reviewed on an annual basis by the Compensation Committee. Annual increases are determined by the overall objective of maintaining competitive salary levels, general factors such as the rate of inflation and individual job performance. Individual job performance is the most important of these criteria. The Compensation Committee, after reviewing the recommendations of the President for salaries other than his own, recommends base salary amounts to the full Board of Directors of the Bank which makes the final decision with respect to all base salary and incentive compensation matters.

     INCENTIVE COMPENSATION

     A significant portion of the Bank's annual compensation package is represented by participation in the Bank's incentive bonus program. Executive officers and all other employees of the Bank are eligible for bonus compensation. The amount of the bonus compensation is determined by the Board of Directors of the Bank based on the recommendations of the Compensation Committee and the President and is completely discretionary with the Board. Factors considered in awarding bonus compensation are the Bank's profitability and the individual's length of service, position held and job performance.

     COMPENSATION COMMITTEE AND BOARD INTERLOCKS AND INSIDER
     PARTICIPATION

     No executive officer of the Company or the Bank served on the board of directors or compensation committees of any organization whose executive officers served on the Compensation Committee. Mr. Gullickson is an employee of the Bank and a member of its Board of Directors, but does not participate in the Board's formal determination of compensation levels which are recommended by him.

                      STOCK PRICE PERFORMANCE

     Transactions in the Company's common stock are infrequent and prices are determined by negotiation between the parties. No data regarding the prices at which trades are made is published or otherwise publicly available. Therefore, there is no active market which would make meaningful comparisons to bank or financial institution stocks which are actively traded.


                       CERTAIN RELATIONSHIPS
                     AND RELATED TRANSACTIONS

     During 1998, in the ordinary course of business, directors and officers of the Company and the Bank and many of their associates and the firms of which they serve as directors and officers conducted

                                      -8-
 banking transactions with the Bank. In the opinion of management, these transactions were made on terms comparable to those which are available to unaffiliated parties. All loans to directors and officers and to persons or firms affiliated with directors and officers were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than normal risk of collectibility or present other unfavorable features. Management of the Company and the Bank expect that transactions such as those described above will continue in the future.


                       SHAREHOLDER PROPOSALS

     If any shareholder desires to submit a proposal for inclusion in the proxy statement to be used in connection with the annual meeting of shareholders to be held in 2000, the proposal must be in proper form and received by the Company no later than December 1, 1999.


                           OTHER MATTERS

     At this date, there are no other matters the Board of Directors intends to present or has reason to believe others will present to the Annual Meeting. If other matters now unknown to the Board of Directors come before the meeting, the individuals named as proxies on the accompanying form of proxy will vote in accordance with their judgment.

                              By Order of the Board of Directors



                              Gordon P. Gullickson
                              President

         PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

                                     -9-